Exhibit 10(a) Wells Fargo & Company wellsfargo.com July 17, 2020 Michael Santomassimo Subject: Offer of Employment Dear Mike, Congratulations! I am pleased to extend you an offer of employment with Wells Fargo & Company for the position of Chief Financial Officer reporting directly to me. Your start date will be in the fall of 2020 at our location in New York City, NY. BACKGROUND CHECK This offer is contingent upon completion and successful outcome of a background investigation as described in the Conditions of Employment at Wells Fargo section of this letter. Your start date may be affected by the time it takes to complete this process. ANNUAL COMPENSATION As we discussed, your annual base salary rate will be $1,750,000, less applicable taxes and withholdings. You will receive your base salary every two weeks, on the Friday following the end of each two-week pay period. Your base salary compensates you for all hours worked in any given week and your biweekly base salary will be calculated based on the exact number of business days within the calendar year. For the 2020 performance year, your minimum variable compensation will be $9,250,000, which will be comprised of an annual cash bonus and long-term incentive awards, as described below. You will be eligible for an annual bonus under the Wells Fargo Bonus Plan (the “Bonus Plan”), which is generally payable in March of the year following the performance year, based on the successful completion of performance objectives and subject to the terms and conditions of the Bonus Plan, including your active employment on the bonus payment date. For the 2020 performance year, your target bonus eligibility will be $1,750,000. Each year, you will play a part in setting your performance objectives. Incentive compensation awards under the Bonus Plan are discretionary and may be paid in the form of cash, long-term equity, long-term cash, or a combination thereof, at Wells Fargo’s discretion. Final determination of your earned award under the Bonus Plan will be at the discretion of the Human Resources Committee (“HRC”) of the Board of Directors. The determination and payment of bonus compensation and other forms of compensation described in this offer are subject to the conditions and restrictions imposed under applicable laws, rules, regulations and orders. Your rights to, or receipt of, compensation pursuant to this offer may be limited, modified, delayed, cancelled or recovered to ensure compliance with all such applicable laws, rules, regulations, orders and guidance that may be issued thereunder. LONG-TERM INCENTIVE AWARDS As an important component of your annual compensation, you are also eligible to receive annual long-term incentive awards each year beginning with performance year 2020 in the form of performance shares, restricted share rights (“RSRs”) or other forms of long-term awards, or a combination thereof. Annual awards are determined by, and subject to the approval of, the HRC. As we discussed, awards are at the Company’s discretion but a reasonable expectation for this grant would be $7,500,000 in estimated target value, which grant will be subject to the performance criteria, vesting period, and other terms and conditions outlined in the applicable award agreement provided once the award is approved. Note: Equity awards will be made under the Wells Fargo Long Term Incentive Compensation Plan (“LTICP”). Awards under the LTICP are conditioned upon and subject to the approval of the HRC and are subject to such terms and conditions as approved by the HRC in accordance with the provisions of the LTICP as reflected in the applicable award agreement. To align the recipient’s interests with the interests of shareholders generally equity awards at Wells Fargo are subject to a stock ownership obligation. You will receive specific detailed grant terms and information once the award has been approved by the HRC. BUY-OUT AWARD We would like to offer you a cash payment and one-time equity award in the form of RSRs to replace compensation forfeited resulting from your departure from your prior employer, with an initial valuation of $900,000 in the form of a cash sign-on and $5,422,030 in RSRs (“Buy-out Award”). The final amount of the Buy-out Award will be based on the average of the high and low stock prices of your prior employer on your date of hire, multiplied by the number of unvested shares/units that are being forfeited in connection with your departure from your prior employer, determined at the discretion of the Company and may be adjusted to reflect other relevant factors (“Award Value”). The number of RSRs ultimately granted will be based on the Award Value and the average of the high and low stock prices of Wells Fargo Common Stock on your date of hire. This award is also subject to your providing valid documentation within 60 days of your start date, confirming your forfeited long-term incentive compensation from your prior employer. These RSRs are subject to your active employment with Wells Fargo on the Grant Date and approval by the HRC. We will submit the recommendation at the first regularly scheduled HRC meeting after your employment start date, with the grant effective on the date of HRC approval (the “Grant Date”). Once awarded, these RSRs will vest according to the following schedule: 40% in February 2022 and 60% in February 2023 and may be subject to performance conditions as determined by the HRC. The cash sign-on will be subject to applicable taxes and withholdings and subject to your continued employment and good standing on the pay date, and upon completion of one full year of employment as described below. Although you acknowledge that you are an at-will employee and not being employed for any particular length of time, you understand that this cash sign-on will be made in anticipation of your remaining with Wells Fargo for at least 12 months. You understand this payment will be made as soon as administratively possible, following your first day of employment with the Company. However, you understand and agree that your eligibility to earn this cash sign-on is contingent on completion of one full year of employment. Therefore, in consideration of this offer of employment and the cash sign-on, you agree to reimburse the Company for all or a portion of the cash sign-on (in each case, net of applicable taxes and withholdings) if, during your first year of employment, your employment is either voluntarily terminated by you for any reason, or involuntarily terminated by the Company for Cause1 as follows:  If you voluntarily terminate your employment for any reason during your first year of employment, you agree to reimburse the Company 100% of the cash sign-0n.  If you are involuntarily terminated by the Company for Cause, you agree to reimburse the Company according to the following schedule: Less than 3 Months in the position: % of Cash Sign-On Owed to the Company: 75% 3 but less than 6 Months in the position: % of Cash Sign-On Owed to the Company: 50% 6 but less than 12 Months in the position: % of Cash Sign-On Owed to the Company: 25% You agree to repay the Company the amount it computes to be due under this agreement on or before the last day of your employment at the Company. To the fullest extent permitted under applicable law, you authorize the Company to deduct up to the entire amount due from any amount owed to you by the Company or any of its subsidiaries or affiliates. Amounts owed to you include, but are not limited to wages, bonuses, incentives or any other form of compensation. If no such deductions are made, or if the deductions made are insufficient to repay the entire amount owed by you, you understand and agree your obligation to pay the Company will continue until you have fully paid all amounts owed pursuant to this agreement. You also specifically agree that the terms of this agreement may not be modified except in writing and no waiver, release or forgiveness of your indebtedness will be valid unless in writing and signed by an officer of the Company. 1 For purposes of this agreement, Cause means (1) your continued failure to substantially perform your duties; (2) your conviction of a crime involving dishonesty or breach of trust, conviction of a felony, or commission of any act that makes you ineligible for coverage under the Company's fidelity bond or otherwise makes you ineligible for continued employment; or (3) your violation of the Company’s policies, including but not limited to Wells Fargo’s Code of Ethics and Business Conduct (or the Code applicable to your line of business), Anti-Bribery and Corruption Policy, Information Security Policies, and Risk Management Accountability Policy. For the avoidance of doubt, an event or conduct constituting Cause could take place before or after your termination of employment.

DEFERRED COMPENSATION You may also be eligible to participate in Wells Fargo's non-qualified deferred compensation plan for highly compensated employees. Under this plan you may elect to defer up to 80% of your base salary and incentive/bonus compensation. You will have 30 days from your start date to enroll for the current plan year, otherwise, you will need to wait until the next enrollment period. BENEFITS PACKAGE Wells Fargo provides a comprehensive benefits to our employees. For most benefit programs, coverage becomes effective the first of the month following one full calendar month of employment. We will provide you with more detailed information soon. If you haven't received your benefits materials by the end of your first workweek, call the Wells Fargo dedicated support center for employees, at 1-877-HRWELLS (1-877-479-3557) to order a benefits enrollment kit. If you don’t enroll during your initial benefits enrollment period, your next annual enrollment opportunity will be for benefits effective the following year. OFFICER TITLE It is our intention to submit a recommendation for a Senior Executive Vice President title after your employment start-date with Wells Fargo. Senior management must approve or recommend corporate titles, which may need to be approved by Wells Fargo or any affiliates’ Board of Directors. You will quickly discover that key values at Wells Fargo include accountability, integrity, customer focus, and diversity. As a financial services institution, we are entrusted with confidential information and the resources of our customers – trust we take very seriously. We also have a responsibility as an employer to share with you some basic conditions of employment at Wells Fargo – you’ll find those within this letter; please read them carefully. NEXT STEPS When you start work, you will receive access to the Handbook for Wells Fargo Team Members, tax forms, and additional paperwork that you will need to get started in your new career. On your first day, please be sure to bring acceptable documents for establishing your employment eligibility as outlined in the Conditions of Employment at the end of this letter. You will need these documents in order to complete your new hire paperwork. Once again, I would like to warmly welcome you to Wells Fargo! Once you have completed your review of the offer letter and Conditions of Employment, as an indication of your acceptance of our offer, please sign the last page of this document. If you have any questions, please contact me. We look forward to having you join us! Sincerely, Charlie Scharf Chief Executive Officer & President

Conditions of Employment at Wells Fargo The offer letter, including these Conditions of Employment, the Trade Secrets Agreement, and the Arbitration Agreement, constitutes the entire agreement between you and Wells Fargo. No other guarantees or promises of any kind have been made concerning the terms of your employment. Only an officer of Wells Fargo, at the level of executive vice president or higher, who is authorized by the senior Human Resources manager for your region or line of business may change or modify these terms. Your employment with Wells Fargo has no specified term or length. Both you and Wells Fargo have the right to terminate your employment at any time, with or without advance notice and with or without cause. This is called "employment at will." This offer is contingent upon your ability to provide, on or before the first day of employment, documentation that verifies your identification and eligibility to work in the United States, as outlined by the Immigration Reform and Control Act of 1986. As a result of federal legislation, and because Wells Fargo is a federal contractor, this offer is also contingent upon your ability to successfully pass the federal E-Verify system check within the requisite period of time permitted by the E-Verify rules. Further, it does not include an offer by Wells Fargo for visa sponsorship. As part of the process to verify your identity and eligibility to work in the United States, you should take the following steps to be prepared on your first day of employment: 1. Access the electronic Form I-9, Employment Eligibility Verification, using the Cisive system. 2. Follow the instructions for completing section 1 of Form I-9. 3. Determine which acceptable document(s) you will provide on your first day of employment to verify your identity and eligibility to work in the United States. The lists of acceptable documents are on Form I-9. Verify that the documents meet the unexpired date(s) requirement under Form I-9 rules. 4. Bring the original document(s) (including a picture ID for E-Verify identification purposes) on your first day and each day thereafter until your manager (or manager's designee) completes the review and verification process. Additionally, all new hires and rehires are required to complete a Team Member Acknowledgment. The form outlines your responsibilities to adhere to the provisions set forth in the Wells Fargo Team Member Handbook, Code of Ethics and Business Conduct, Risk Management Accountability Policy, Information Security Policy overview and the Electronic Human Resources systems authorization. The Code of Ethics policies include restrictions on Personal Conflict of Interest activities, including certain outside activities and a prohibition from engaging in derivative and hedging transactions involving Wells Fargo securities. If you need more information about the policies to understand the impact of these restrictions, please discuss with the hiring manager before accepting this offer. Section 19 of the Federal Deposit Insurance Act prohibits Wells Fargo from hiring any person who has been convicted of a criminal act involving dishonesty, breach of trust, or money laundering (including distribution, manufacturing, or trafficking in controlled substances), unless the person has received prior written consent from the FDIC or the offense meets the FDIC’s de minimis criteria. Under Section 19, disqualifying criminal records include convictions that have not otherwise been completely expunged as well as entry into pre-trial diversion or similar programs with respect to such crimes. Information regarding Section 19 as well as the FDIC waiver process can be found on the FDIC’s website (https://www.fdic.gov/regulations/laws/FORMS/section19.html). All team members must also meet Wells Fargo’s fidelity bond requirements. Therefore, this offer is contingent on the results of your background investigation (both domestic and international, if applicable) which includes fingerprinting, required regulatory reviews and any ongoing screening for continued employment. To protect Wells Fargo’s intellectual property and human capital, all new hires are required to complete a corporate Trade Secrets Agreement. The Trade Secrets Agreement contains an agreement not to disclose Wells Fargo trade secrets and confidential and proprietary information, an agreement for non-solicitation, and assignment of inventions to Wells Fargo if the inventions were made or conceived while you were employed by Wells Fargo. In addition, when employment disputes cannot be resolved internally, it is helpful to do so through private arbitration instead of court. All new hires are required to complete an Arbitration Agreement in which you and Wells Fargo mutually agree to final and binding arbitration of your employment disputes when they cannot be resolved internally.

By signing and submitting this offer letter, you accept and agree to all terms and conditions of this offer of employment. Accepted and agreed to by: /s/ Michael P. Santomassimo_________ 7/17/2020____ Signature for Michael Santomassimo Date